Exhibit 4.1

RESACA EXPLOITATION, INC. (INCORPORATED IN THE STATE OF TEXAS, UNITED STATES OF AMERICA) CUSIP No: 76083G203 ISIN No: US76083G2030 Reference No. Certificate No. Transfer No. Number of Shares RESACA EXPLOITATION, INC. COMMON STOCK This is to certify that the above-named is/are the Registered Holder(s) of COMMON STOCK OF US$0.01 RESACA EXPLOITATION, INC. (the “Corporation”), transferable on the books of the Corporation by the said owner in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Certificate of Incorporation and a amendments thereto and supplements thereof. This Certificate is not valid until countersigned and registered by the Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of the Corporation’s duly authorized officers. BATTLE OF RESACA DE LA PALMA, May 9th, 1846 Dated CHIEF EXECUTIVE OFFICER COMPANY SECRETARY Countersigned by Graeme Ross, for Registrar Countersigned by Sophie de Freitas, for Registrar RESACA EXPLOITATION, INC. CORPORATE SEAL TEXAS John Lendrum Mary Lou Fry

RESACA EXPLOITATION, INC. (INCORPORATED IN THE STATE OF TEXAS, UNITED STATES OF AMERICA) CUSIP No: U76085 106 ISIN No: USU760851068 THE COMMON SHARES EVIDENCED HEREBY HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE US SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHOM THE SELLER AND ANY PERSON ACTING ON ITS BEHALF REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE EXEMPTION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT FOR THE RESALE OF COMMON SHARES. Reference No. Certificate No. Transfer No. Number of Shares RESACA EXPLOITATION, INC. COMMON STOCK ***RESTRICTED SECURITIES*** This is to certify that the above-named is/are the Registered Holder(s) of COMMON STOCK OF US$0.01 RESACA EXPLOITATION, INC. (the “Corporation”), transferable on the books of the Corporation by the said owner in person, or by duly authorized attorney, upon surrender of this Certificate properly endorsed. This Certificate and the shares represented hereby are subject to all the terms, conditions and limitations of the Certificate of Incorporation and a amendments thereto and supplements thereof. This Certificate is not valid until countersigned and registered by Registrar. WITNESS the facsimile seal of the Corporation and the facsimile signatures of the Corporation’s duly authorized officers. BATTLE OF RESACA DE LA PALMA, May 9th, 1846 Dated RESACA EXPLOITATION, INC. CORPORATE SEAL TEXAS CHIEF EXECUTIVE OFFICER COMPANY SECRETARY Countersigned by Graeme Ross, for Registrar Countersigned by Sophie de Freitas, for Registrar RESACA EXPLOITATION, INC. CORPORATE SEAL TEXAS John Lendrum Mary Lou Fry